EXHIBIT 9(A)(III)

                           HARRIS INSIGHT FUNDS TRUST
                           60 STATE STREET, SUITE 1300
                                BOSTON, MA 02109

                                                        __________, 1997

Harris Trust and Savings Bank
111 West Monroe Street
Chicago, Illinois  60603









To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Sub-Administration and Accounting Services Agreement between Harris Trust and Savings Bank ("Harris") and PFPC Inc. ("PFPC") dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Portfolio Management Agreement between Harris and Harris Investment Management, Inc. dated February 23, 1996; the Sub-Administration Agreement between Harris and Funds Distributor Inc. dated July 1, 1996; the Transfer Agency Agreement between Harris and the Trust dated July 1, 1996; and the Administration Agreement between Harris and the Trust dated July 1, 1996 (each an "Agreement," and collectively, the "Agreements").

         This writing is to provide notice of the addition of a new series, Harris Insight Emerging Markets Fund ("Emerging Markets Fund") under the Trust. Emerging Markets Fund is to be considered a Fund under each Agreement or to Exhibit A, if applicable, and shall be subject to the terms set forth under the Agreements unless otherwise provided herein. Harris shall be compensated for services rendered under Agreements as is consistent with the particular agreement, or the Fee Letter Agreement dated July 1, 1996, whichever applicable. The Trust requests that you act in the capacity of Administrator and Transfer Agent with respect to Emerging Markets Fund while continuing to act as Administrator and Transfer Agent with respect to the Funds named in the Agreements or to Exhibit A to each Agreement, if applicable.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                   Sincerely,

                                                   Harris Insight Funds Trust

                                                   -------------------------
                                                   Richard W. Ingram
                                                   President

Accepted:         Harris Trust and Savings Bank

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                  By: